EXHIBIT 5


                       DIRECTORS AND EXECUTIVE OFFICERS OF
                IDT DOMESTIC TELECOM, INC. AS OF OCTOBER 23, 2001

         The name, position, principal occupation and business address of each executive officer and director of IDT Domestic Telecom, Inc. is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with IDT Domestic Telecom, Inc.

Name                     Position                         Principal Occupation            Business Address
----                     --------                         --------------------            ----------------

Howard S. Jonas          Director                         Chairman of the Board and       c/o IDT Domestic Telecom,
                                                          Treasurer of IDT Corporation    Inc.
                                                                                          520 Broad Street
                                                                                          Newark, NJ 07102

Morris Lichtenstein      Chief Executive Officer and      Executive Vice President of     c/o IDT Domestic Telecom,
                         Director                         Business Development of IDT     Inc.
                                                          Corporation                     520 Broad Street
                                                                                          Newark, NJ 07102

Geoffrey Rochwarger      Director                         Executive Vice President of     c/o IDT Domestic Telecom,
                                                          Telecommunications and          Inc.
                                                          Director of IDT Corporation     520 Broad Street
                                                                                          Newark, NJ 07102

Joyce J. Mason           Secretary                        General Counsel, Senior Vice    c/o IDT Domestic Telecom,
                                                          President, Secretary and        Inc.
                                                          Director of IDT Corporation     520 Broad Street
                                                                                          Newark, NJ 07102

Norman Rosenberg         Treasurer                        Chief Financial Officer of      c/o IDT Domestic Telecom,
                                                          IDT Telecom, Inc.               Inc.
                                                                                          520 Broad Street
                                                                                          Newark, NJ 07102
